                                                      Registration No. 333-23915



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee
                     pursuant to Section 305 (b)(2)      X
                                                         -
                           ________________________

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                   13-5266470
                                                   (I.R.S. employer
                                                   identification no.)

399 Park Avenue, New York, New York                10043
(Address of principal executive office)            (Zip Code)

                            _______________________

                           THE TIMES MIRROR COMPANY
              (Exact name of obligor as specified in its charter)

Delaware                                           95-4481525
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification no.)


     Times Mirror Square
     Los Angeles, California                       90053
(Address of principal executive offices)           (Zip Code)

                           _________________________

                                Debt Securities
                      (Title of the indenture securities)

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Name                                        Address
     ----                                        -------
     Comptroller of the Currency                 Washington, D.C.

     Federal Reserve Bank of New York            New York, NY
     33 Liberty Street
     New York, NY

     Federal Deposit Insurance Corporation       Washington, D.C.


     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2.  Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits.

     List below all exhibits filed as a part of this Statement of Eligibility.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

     Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

     Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

     Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

     Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

     Exhibit 5 - Not applicable.

     Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

     Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1997 - attached)

     Exhibit 8 -  Not applicable.

     Exhibit 9 -  Not applicable.

                              __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 2nd day of September, 1997.



                                            CITIBANK, N.A.

                                            By  /s/Carol Ng
                                                -----------------
                                                Carol Ng
                                                Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                 CITIBANK, N.A.

of New York in the State of New York, at the close of business on June 30, 1997, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                    ASSETS
                                                 Thousands
                                                 of dollars
Cash and balances due from de-
        pository institutions:
        Noninterest-bearing balances
        and currency and coin ...........   $   7,129,000
Interest-bearing balances ...............      14,089,000
Held-to-maturity securities .............               0
Available-for-sale securities ...........      32,578,000
        Federal funds sold and
        securities purchased under
        agreements to resell ............      10,072,000
Loans and lease financing receiv-
        ables:
         Loans and Leases, net of un-
         earned income .....$ 150,867,000
         LESS: Allowance for loan
         and lease losses ..... 4,253,000
                                ---------
Loans and leases, net of un-
        earned income, allowance,
        and reserve .....................     146,614,000
Trading assets ..........................      27,966,000
Premises and fixed assets (includ-
        ing capitalized leases) .........       3,576,000
Other real estate owned .................         670,000
Investments in unconsolidated
        subsidiaries and associated com-
        panies ..........................       1,284,000
Customers' liability to this bank
        on acceptances outstanding ......       2,146,000
Intangible assets .......................         180,000
Other assets ............................       8,193,000
                                            -------------
TOTAL ASSETS ............................   $ 254,497,000
                                            =============

                 LIABILITIES

Deposits:
        In domestic offices .............   $  36,303,000
        Noninterest-
        bearing ............. $12,930,000
        Interest-
        bearing .............. 23,373,000
In foreign offices, Edge and
        Agreement subsidiaries, and
        IBFs ............................     142,390,000
        Noninterest-
         bearing ............  11,307,000
        Interest-
         bearing ............ 131,083,000
                              -----------
Federal funds purchased and
        securities sold under agree-
        ments to repurchase .............       7,627,000
Trading liabilities .....................      22,259,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases):
        With a remaining maturity of one
        year or less ....................       8,826,000
        With a remaining maturity of more
        than one year through
        three years .....................       2,250,000
        With a remaining maturity of more
        than three years ................       1,656,000
Bank's liability on acceptances ex-
        ecuted and outstanding ..........       2,183,000
Subordinated notes and
debentures ..............................       5,200,000
Other liabilities .......................       8,663,000
                                            -------------
TOTAL LIABILITIES .......................   $ 237,357,000
                                            =============
                 EQUITY CAPITAL

Perpetual preferred stock
        and related surplus .............               0
Common stock ............................   $     751,000
Surplus .................................       7,340,000
Undivided profits and capital re-
        serves ..........................       8,949,000
Net unrealized holding gains (losses)
        on available-for-sale
        securities ......................         743,000
Cumulative foreign currency
        translation adjustments .........        (643,000)
                                            -------------
TOTAL EQUITY CAPITAL ....................   $  17,140,000
                                            -------------
TOTAL LIABILITIES, LIMITED-
        LIFE PREFERRED STOCK, AND
        EQUITY CAPITAL ..................   $ 254,497,000
                                            =============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                       ROGER W. TRUPIN
                       CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                       PAUL J. COLLINS
                       JOHN S. REED
                       WILLIAM R. RHODES
                       DIRECTORS